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                                                                   EXHIBIT 10.11

                                 PROMISSORY NOTE

$3,600,000.00 U.S.                              Effective as of February 9, 2004

I.      COVENANT TO PAY.

        1.1 PROMISE TO PAY. FOR VALUE RECEIVED, BEHRINGER HARVARD WOODALL RODGERS LP, a Texas limited partnership (herein called "MAKER", whether one or more), promises to pay to the order of BENCHMARK BANK, a Texas state bank [herein, together with all subsequent holders of this Promissory Note ("NOTE"), called "PAYEE"], on or before the Maturity Date (as herein defined), as hereinafter provided, the principal sum of THREE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($3,600,000.00), or so much thereof as may actually be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate herein specified and otherwise in strict accordance with the terms and provisions hereof.

II.     INTEREST RATE COMPUTATION.

        2.1 INTEREST RATE. Interest on the principal balance of this Note outstanding from time to time shall accrue at the rate of seven percent (7.00%) per annum.

        2.2 DEFAULT RATE. Upon the occurrence and during the continuation of a default in the payment of any principal or interest obligations hereunder or, otherwise, upon the occurrence and during the continuation of any Event of Default (as defined herein), at the option of the Payee, the principal balance of this Note then outstanding shall bear interest at the Default Rate (as defined herein) from the date of occurrence of such Event of Default.

        2.3 DEFINITIONS. As used in this Note and the Loan Documents, the following terms shall have the respective meanings indicated below:

        "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in Plano, Collin County, Texas.

        "CHARGES" shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents which are treated as interest under applicable law.

        "DEFAULT RATE" shall mean the Maximum Lawful Rate.

        "EVENT OF DEFAULT" shall have the same meaning as that indicated for such term in the Lien Instrument.

        "LIEN INSTRUMENT" shall mean that certain Deed of Trust executed by Maker in favor of Janet E. Follstaedt, Trustee, for the benefit of Payee covering the Property.

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        "MATURITY DATE" shall mean August 9, 2004; subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents (hereinafter defined).

        "MAXIMUM LAWFUL RATE" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the loan evidenced by this Note and the Loan Documents.

        "PROPERTY" shall mean that certain real and personal property owned by Maker and situated in Dallas County, Texas as more particularly described in the Lien Instrument.

        2.4 COMPUTATION PERIOD. Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a 365 or 366-day year, as the case may be, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 360-day year and shall accrue on the actual number of days any principal balance hereof is outstanding.

III.    PAYMENTS.

        3.1     PAYMENT SCHEDULE.

                (a) All accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable in monthly installments beginning on April 1, 2004, and continuing on the first day of each calendar month thereafter through and including the Maturity Date.

                (b) The outstanding principal balance hereof and any and all accrued but unpaid interest hereon shall be finally due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.

        3.2 APPLICATION. All payments on this Note shall, at the sole option of Payee, be applied at any time and from time to time and in any order, to the following: (i) the payment of accrued but unpaid interest hereon, (ii) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Maker shall be obligated or Payee entitled pursuant to the provisions hereof or of the other Loan Documents, and (iii) the payment of all or any portion of the principal balance then outstanding hereunder, in either the direct or inverse order of maturity.

        3.3 PLACE. All payments hereunder shall be made to Payee at its offices located in Collin County, Texas, at the address of Payee as specified herein or as Payee may from time to time designate in writing to Maker.

        3.4 BUSINESS DAYS. If any payment of principal or interest on this Note shall become due and payable on any day which is not a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

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        3.5     LEGAL TENDER. All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

        3.6 PREPAYMENT. Subject to the terms of this SECTION 3.6, Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, but must also pay the amount of then accrued but unpaid interest on the amount of principal being so prepaid. Any such partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal. It is expressly agreed and understood that this Note does not evidence a revolving facility in that any amount so prepaid may not be readvanced.

IV.     DEFAULT AND REMEDIES.

        4.1 DEFAULT. Maker shall be in default hereunder immediately upon the occurrence of an Event of Default.

        4.2 REMEDIES. If an Event of Default shall occur, then Payee may, at its option, without notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose all liens and security interests securing payment hereof, pursue any and all other rights, remedies and recourses available to Payee or pursue any combination of the foregoing. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

        4.3 WAIVER. Except as specifically provided in the Loan Documents, Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Maker and any endorsers or guarantors hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, and/or (iii) the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

        4.4 NO WAIVER. Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

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        4.5     COLLECTION COSTS. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

V.      MISCELLANEOUS.

        5.1 LOAN DOCUMENTS. This Note is secured, INTER ALIA, by the Lien Instrument (this Note and the Lien Instrument, and all the other documents evidencing, securing or pertaining to the transaction in which the indebtedness evidenced hereby was incurred are, collectively, referred to as the "LOAN DOCUMENTS").

        5.2 NOTICES. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty
(30) days notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

                Payee:            Benchmark Bank
                                  5700 Legacy Drive
                                  Suite 10, Plano, Texas  75024
                                  Attn:  Dennis Oliver

                Maker: Behringer Harvard Woodall Rodgers LP 1323 North Stemmons Freeway
                                  Suite 212
                                  Dallas, Texas  75207
                                  Attn:  Robert Behringer

        5.3 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN COLLIN COUNTY, TEXAS. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Collin County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

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        5.4     INTEREST LIMITATION. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If (i) the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or (ii) Payee's exercise of the option herein contained to accelerate the maturity of this Note or any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that (a) all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and (b) the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as debt is outstanding. To the extent that Payee is relying on Chapter 303, as amended, of the Texas Finance Code to determine the Maximum Lawful Rate payable on such indebtedness, Payee will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Payee to contract for, charge or receive a greater amount of interest than Texas law, Payee will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        5.5 CAPTIONS. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

        5.6 JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If Maker is a partnership, each general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event

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of a default hereunder, Payee exhaust any assets of Maker before proceeding against such general partner's assets.

        5.7 WAIVER OF RIGHT TO TRIAL BY JURY. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY PAYEE IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

        5.8 NO ORAL AGREEMENTS. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORA-NEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE MAKER AND PAYEE.

        5.9 LIMITATION ON PERSONAL LIABILITY. Anything contained herein to the contrary notwithstanding, it is expressly understood and agreed that nothing herein shall be construed as creating any personal liability on Maker (or, if Maker is a partnership, any of its general partners) to pay any amount due under this Note or any other Loan Document except that Maker (and, if Maker is a partnership, its general partners) shall be liable for and shall indemnify and defend Payee against, and hold Payee harmless from and against Payee's costs, expenses (including reasonable attorney fees), losses and damages caused by or related to any of the following ("RECOURSE EVENTS") committed, permitted or omitted by Maker, its agents, employees and/or contractors: (i) waste to or of the Property or a failure to maintain the Property in the manner required by the Loan Documents; (ii) fraud or material misrepresentation by Maker; (iii) failure to pay insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds; (v) failure while in monetary default to pay to Payee all rents, income and profits of and from the Property, net of reasonable and customary operating expenses; (vi) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications described in the Certificate and Indemnification Regarding Hazardous Substances; (vii) destruction or removal of fixtures or personal property securing this Note from the Property, unless replaced by items of equal value; (viii) terminating, settling, amending or entering into a lease of the Property in violation of the Loan Documents; (ix) failure of the Property to comply with the Americans with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar Building Laws after any Governmental Authority has notified Maker, its agents, employees and/or contractors of such non-compliance; (x) failure to pay to Payee any rent, income or profits which have been prepaid more than 30 days in advance; (xi) willful or grossly negligent violation of applicable law; (xii) failure of Maker to pay all amounts payable under this Note in full, together with

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reasonable attorney fees, if (A) Maker transfers or encumbers the Property in contravention of the Loan Documents, (B) Maker contests the exercise of Lender's rights or remedies under the Loan Documents, or (C) Maker files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to the Property to Payee by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise. Nothing set forth herein shall restrict or impede any other right or remedy of Payee upon the occurrence of an Event of Default; and (xiii) failure to comply with any of the provisions of the Loan Documents relating to a Prohibited Person or EO13224.

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        EXECUTED to be effective as of the date first above written.

                                MAKER:

                                BEHRINGER HARVARD WOODALL RODGERS LP,
                                a Texas limited partnership

                                By: Behringer Harvard Woodall Rogers GP, LLC, a Delaware limited liability company, its general partner



                                      By: /s/ Gerald J. Reihsen, III
                                         ---------------------------------------
                                      Name:   Gerald J. Reihsen, III
                                             -----------------------------------
                                      Title:  Secretary
                                             -----------------------------------